Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus, “Ernst & Young LLP” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference of our report dated August 29, 2013, on the financial statements and financial highlights of Altegris Managed Futures Strategy Fund in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 555 to File No. 333-122917; Amendment No. 557 to File No. 811-21720).

/s/ Ernst & Young LLP

Philadelphia, PA

October 28, 2013